Exhibit 99.1

Global Star Acquisition, Inc. Announces Pricing of $80,000,000 Initial Public Offering

MCLEAN, VA, Sept. 19, 2022 (GLOBE NEWSWIRE) — via NewMediaWire – Global Star Acquisition, Inc. (the “Company”) announced today that it priced its initial public offering of 8,000,000 units at $10.00 per unit. The units will be listed on the Nasdaq Global Market (“Nasdaq”) and are expected to begin trading September 20, 2022, under the ticker symbol “GLSTU”. Each unit consists of one share of Class A common stock, one redeemable warrant, and one right to receive one-tenth (1/10) of one share of Class A common stock. Once the securities comprising the units begin separate trading, the shares of Class A common stock, warrants, and rights are expected to be listed on Nasdaq under the symbols “GLST”, “GLSTW”, and “GLSTR” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. It has not selected any specific business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on financial technology (“Fintech”) and property technology (“Proptech”) businesses that offer technology solutions, software, services or products to the financial services or real estate industries. The Company intends to initially prioritize the Nordic region and Asia Pacific, especially Southeast Asia as its geographical focus. The Company is led by Anthony Ang, the Company’s Chairman and Chief Executive Officer, Nicholas Khoo, the Company’s Chief Operating Officer, and Shan Cui, the Company’s Chief Financial Officer.

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) is acting as sole book-running manager for the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 1,200,000 units at the initial public offering price to cover over-allotments, if any. The offering is expected to close on September 22, 2022, subject to customary closing conditions.

Nelson Mullins Riley & Scarborough LLP is serving as legal counsel to the Company and Mayer Brown LLP is serving as counsel to EF Hutton.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from EF Hutton, division of Benchmark Investments, LLC, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com.

A registration statement on Form S-1 (File No. 333-266387) relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective by the SEC on September 19, 2022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Global Star Acquisition, Inc.

1641 International Drive, Unit 208

Mclean, VA 22102

Anthony Ang

Chairman and Chief Executive Officer

anthonyang@gcic.com.sg

(703) 790-0717